UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 17, 2005
Douglas Lake Minerals Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)
Suite 520 - 470 Granville Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1V5 (Zip Code)
Registrant's telephone number, including area code:	604-780-7659

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 17, 2005, Douglas Lake Minerals Inc. (the "Corporation") completed a private placement of 1,322,332 shares (the "Shares") of its common stock, $0.001 par value per share ("Common Stock") to certain investors (the "Purchasers") at a price of $0.30 per share, pursuant to the terms of a Subscription Agreement between the Corporation and each of the Purchasers (the "Subscription Agreement"). The aggregate purchase price for the Shares sold in the private placement was $396,699.60, before deducting expenses. The Corporation did not pay any finder's fee or commission in connection with the private placement. The Corporation intends to use the net proceeds from the private placement for working capital and general corporate purposes.

Of the 1,322,332 shares sold, 1,127,666 shares were sold to 33 shareholders under Regulation S. The offering was made in an offshore transaction, to non-United States person, no directed selling efforts were made in the United States by the Corporation (no other person was involved in the offering) and the shares of common stock were issued subject to a contract that prohibits the recipient from selling the shares unless in compliance with an appropriate exemption under the securities laws of the United States. All of the share certificates representing the shares of common stock bears a restrictive legend indicating that a transfer of the shares may only be made in compliance with the United States securities laws. These shares have a one-year distribution compliance period and may not be resold in the United States or to a U.S. person until the expiration of the one-year period except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Of the 1,322,332 shares, 194,666 shares were sold to three (3) shareholders resident in the United States. The sale of these shares was an exempt distribution pursuant to Rule 506 of Regulation D. At the time the shares were purchased, the purchasers were "accredited investors" as defined under the Securities Act of 1933. The purchasers acquired the securities for their own account. The certificates evidencing the shares cannot be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares sold are "restricted" shares as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission. No underwriters were involved with the sale of these shares and no commission or other terms of remuneration were paid to any person in connection with such sale.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable.

(a)  Not applicable.

(c)  The Exhibits to this current report are listed in the Index to Exhibits which immediately follows the signatures hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
Date: October 19, 2005	By: /s/Laurence Stephenson Laurence Stephenson, Director and President

INDEX TO EXHIBITS
Exhibit No.	Description
10.1	Form of Subscription Agreement for non-U.S. residents
10.2	Form of Subscription Agreement for U.S. residents